Exhibit 32

Certifications of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the President and Chief Executive Officer and the Vice President and Chief Financial Officer of Trex Company, Inc. (the “Company”), each hereby certifies that, on the date hereof:

(a)

the Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2020 filed on the date hereof with the U.S. Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 3, 2020	/s/ Bryan H. Fairbanks
Bryan H. Fairbanks
President and Chief Executive Officer

Date: August 3, 2020	/s/ Dennis C. Schemm
Dennis C. Schemm
Vice President and Chief Financial Officer